Exhibit 4.1

Execution Copy

Second Supplemental Indenture

Dated as of February 13, 2012

Supplement to the Indenture

Dated as of March 8, 2010

CENTRAL GARDEN & PET COMPANY

Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

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TABLE OF CONTENTS

Page
EXHIBIT A	Form of Note	A-1
EXHIBIT B	Form of Guarantee	B-1
EXHIBIT C	Form of Transferee Letter of Representation	C-1

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Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE, dated as of February 13, 2012 (this “Second Supplemental Indenture”), by and among CENTRAL GARDEN & PET COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company” or the “Issuer”), certain subsidiaries of the Company parties hereto (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Trustee under the Indenture (as hereinafter defined) (the “Trustee”).

RECITALS OF THE COMPANY

A. The Company and the Trustee are parties to that certain Indenture, dated as of March 8, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 8, 2010, and this Second Supplemental Indenture (this “Second Supplemental Indenture,” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) by and among the Company, the Guarantors and the Trustee, providing for the issuance by the Company of an unlimited number of series of Securities (as defined in the Base Indenture) from time to time.

B. Under the Base Indenture, the Company is authorized to establish one or more series of Securities at any time in accordance with and subject to the provisions of the Indenture, and the terms of such series of Securities may be described by a supplemental indenture executed by the Company and the Trustee.

C. Pursuant to the First Supplemental Indenture, the Company established a series of Securities designated as the 8 1/4% Senior Subordinated Notes due 2018 (the “Notes”) and issued Notes in the aggregate principal amount of $400,000,000 (the “Initial Notes”).

D. Section 2.05 of the First Supplemental Indenture provides that the Notes may be reopened, from time to time, for issuances of additional Notes of such series, and any additional Notes issued and comprising the Notes shall have identical terms as the Initial Notes, other than with respect to the date of the issuance, any required legends, the issue price and first payment of interest.

E. The execution and delivery of this Second Supplemental Indenture has been authorized by a Board Resolution (as defined in the Indenture) and the Second Supplemental Indenture constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

F. Concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel (as defined in the Indenture) pursuant to Section 903 of the Base Indenture, together with the documents required under Section 2.05 of the First Supplemental Indenture.

G. The Company has done all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, the Company and the Trustee agree, for the benefit of each other and for the equal and proportionate benefit of Holders of the Notes with respect to all provisions herein applicable to such series of Notes, as follows:

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, capitalized terms used but not defined herein have the meaning set forth in the First Supplemental Indenture or if not defined therein, in the Base Indenture. Unless the context otherwise requires, the following additional terms are hereby established for purposes of this Second Supplemental Indenture and shall have the meanings set forth in this Second Supplemental Indenture only for purposes of this Second Supplemental Indenture:

“Additional 2018 Notes” means the Original Additional 2018 Notes and the Exchange Notes.

“Definitive Note” means a certificated Original Additional 2018 Note or Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.03(d)(i).

“Distribution Compliance Period” has the meaning set forth in Section 2.01(b).

“Exchange Notes” means the 8 1/4% Senior Subordinated Notes due 2018 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

“Global Notes” has the meaning set forth in Section 2.01(b).

“Guarantor has the meaning set forth in the preamble.

“Guarantee” means the guarantees issued pursuant to this Second Supplemental Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“IAI Global Notes” has the meaning set forth in Section 2.01(b).

“Initial Purchasers” means J.P. Morgan Securities LLC, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc.

“Non-U.S. Person” means any Person that is not a “U.S. person” as such term is defined in Regulation S.

“Original Additional 2018 Notes” means the 8 1/4% Senior Subordinated Notes due 2018 issued on the date hereof.

“Purchase Agreement” means the Purchase Agreement dated February 8, 2012, among the Company and the Initial Purchasers relating to the Original Additional 2018 Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Original Additional 2018 Notes, to issue and deliver to such Holders, in exchange for the Original Additional 2018 Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof, among the Company, the Initial Purchasers and the Guarantors relating to the Additional 2018 Notes.

“Regulation S” means Regulation S under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 2.01(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Original Additional 2018 Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Original Additional 2018 Notes that bear or are required to bear the legend set forth in Section 2.03(d)(i) hereto.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

REOPENING OF 8 1/4% SENIOR SUBORDINATED NOTES DUE 2018; EXCHANGE

NOTES; TRANSFER AND EXCHANGE OF CERTAIN NOTES

SECTION 2.01. Reopening; Issuance of Original Additional 2018 Notes.

(a) Pursuant to Section 2.05 of the First Supplemental Indenture, the series of Notes is reopened and Original Additional 2018 Notes comprising part of such series shall be issued in the aggregate principal amount of $50,000,000. As a result of the issuance of Original

Additional 2018 Notes in the aggregate principal amount of $50,000,000, the issued amount of the Notes now totals $450,000,000. The Original Additional 2018 Notes will be offered and sold by the Company pursuant to the Purchase Agreement and were resold initially only to QIBs in reliance on Rule 144A. Original Additional 2018 Notes may thereafter be transferred to, among others, QIBs, Non-U.S. Persons and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to restrictions on transfer set forth in the Indenture and in the Notes.

(b) Original Additional 2018 Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more global Notes in fully registered form (collectively, the “Rule 144A Global Notes”), in substantially the form set forth in Exhibit A with the global securities legend and the applicable restricted securities legend set forth in Exhibit A and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee.

Original Additional 2018 Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form or one or more global Notes in fully registered form (collectively, the “Regulation S Global Notes”), substantially in the form set forth in Exhibit A with the global securities legend and the applicable restricted securities legend set forth in Exhibit A and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee.

Original Additional 2018 Notes transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more global Notes in fully registered form (collectively, the “IAI Global Notes” and, together with the Rule 144A Global Notes and the Regulation S Global Notes, the “Global Notes”), in substantially the form set forth in Exhibit A with the global securities legend and the applicable restricted securities legend set forth in Exhibit A and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee.

SECTION 2.02. Exchange Notes. The Trustee shall authenticate and deliver Exchange Notes, which shall comprise part of the Notes, for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Original Additional 2018 Notes, upon a written order of the Company signed by two Officers. The aggregate principal amount of Additional 2018 Notes outstanding at any time may not exceed $50,000,000.

SECTION 2.03. Transfer and Exchange of Transfer Restricted Notes.

(a) Transfer and Exchange of Definitive Notes. In addition to the requirements for transfer and exchange under the Base Indenture and the First Supplemental Indenture, a definitive Transfer Restricted Note shall be transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i), (ii) or (iii) below, accompanied by the following additional information and documents, as applicable.

(i) if such definitive Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(ii) if such definitive Transfer Restricted Notes are being transferred to the Company or a subsidiary thereof, a certification to that effect; or

(iii) if such definitive Transfer Restricted Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company or the Trustee so requests, an opinion of counsel, certification and/or other information satisfactory to each of them as to the compliance with the restrictions set forth in the legend set forth in Section 2.03(d)(i) below.

(b) In the case of a transfer of a beneficial interest in a Global Note to an IAI, the transferee may be required by the Trustee to furnish a signed letter to the Trustee containing certain representations and agreements in the form of Exhibit B hereto.

(c) (i) In the event that a Global Note is exchanged for definitive Notes pursuant to the Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes or (ii) in the event that any Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) is transferred, such exchange or transfer shall be made only in accordance with the restrictions set forth therein and such procedures as are substantially consistent with the provisions of this Section 2.03 (including the certification requirements set forth in the legend and on the reverse of the Additional 2018 Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company and upon receipt by the Company and the Trustee of an opinion of counsel, certification and other requirements satisfactory to each of them.

(d) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Notes and any definitive Additional 2018 Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED

SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON

NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder complies with the requirements set forth in Section 2.03(a)(iii) above (whether the Transfer Restricted Note is a definitive Note or a Global Note).

(iii) After a transfer of any Original Additional 2018 Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Original Additional 2018 Notes, all requirements pertaining to restricted legends on such Original Additional 2018 Note will cease to apply and an Original Additional 2018 Note in global form without restricted legends will be available to the transferee of the beneficial interests of such Original Additional 2018 Notes. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Notes without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Original Additional 2018 Notes pursuant to which certain Holders of such Original Additional 2018 Notes are offered Exchange Notes in exchange for their Original Additional 2018 Notes, Exchange Notes initially in global form substantially in the form set forth in Exhibit A without the restricted legends will be available to Holders or beneficial owners that exchange such Original Additional 2018 Notes (or beneficial interests therein) in such Registered Exchange Offer.

ARTICLE 3

GUARANTEES

SECTION 3.01. Guarantees.

Each Guarantor hereby agrees that Article XVI of the Base Indenture shall be applicable to the Additional 2018 Notes.

SECTION 3.02. Release of Guarantor.

Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Debt of the Company or of any Guarantor) or other disposition (including by way of consolidation or merger) of such Guarantor or (b) the sale or disposition of all or substantially all of the assets of such Guarantor (in case of clauses (a) and (b), other than a sale or disposition to the Company or an Affiliate of the Company and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.08 hereof in respect of such disposition), (c) upon the release of such Guarantor from its guarantee, if any, of all pledges and security, if any, granted by such Guarantor in connection with the Credit Facility or (d) upon designation of a Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article 3 without any further action required on the part of the Trustee or any Holder. If the Company exercises its Legal Defeasance option or its Covenant Defeasance option in accordance with the provisions of Article 8 of the First Supplemental Indenture or if its obligations under the Indenture are discharged in accordance with Section 8.06 of the First Supplemental Indenture, each Guarantor shall be released from all obligations under this Article 3 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 3.02.

SECTION 3.03. Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 3.04. Parity with Guarantees Delivered Under the Existing Indenture.

Notwithstanding anything to the contrary contained in any provision of the Indenture or any Additional 2018 Notes issued hereunder on the date hereof, the Guarantees delivered under this Second Supplemental Indenture on the date hereof shall rank in parity in all respect to the Guarantees delivered or deliverable under the Existing Indenture.

ARTICLE 4

SUBORDINATION OF GUARANTEES

SECTION 4.01. Agreement to Subordinate.

Each Guarantor agrees, and each Holder by accepting an Additional 2018 Note agrees, that the Indebtedness evidenced by such Guarantor’s Guarantee and all Obligations relating thereto are subordinated in right of payment, to the extent and in the manner provided in this Article 4, to the prior payment of all Senior Debt of such Guarantor and all Obligations relating thereto and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Guaranteed Obligations (as defined in each Guarantee) of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Debt of such Guarantor and only Senior Debt of such Guarantor (including such Guarantor’s Guarantee of Senior Debt of the Company) shall rank senior to the Guaranteed Obligations of such Guarantor in accordance with the provisions set forth herein.

SECTION 4.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors, or in any marshaling of the Company’s assets and liabilities:

(1) holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt before Holders of Additional 2018 Notes shall be entitled to receive any payment pursuant to the Guarantee of such Guarantor; and

(2) until all Obligations in respect of the Senior Debt of any Guarantor is paid in full in cash, any payment or distribution to which Holders of Additional 2018 Notes would be entitled but for this Article 4 shall be made to holders of such Senior Debt as their interests may appear, except that Holders of Additional 2018 Notes may receive and retain Permitted Junior Securities.

A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 4.03. Default on Senior Debt of Guarantor.

The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 4 will be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Additional 2018 Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders of Additional 2018 Notes will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Additional 2018 Notes pursuant to the Indenture, including Article 10 of the First Supplemental Indenture.

SECTION 4.04. Demand for Payment.

If a demand for payment is made on a Guarantor pursuant to Article 3 hereof, the Trustee shall promptly notify the holders of the Designated Senior Debt of such Guarantor (or their Representatives) of such demand.

SECTION 4.05. When Distribution Must Be Paid Over.

If a payment or distribution is made to Holders of Additional 2018 Notes that because of this Article 4 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of the relevant Senior Debt of the applicable Guarantor and pay it over to them or their Representatives as their interests may appear. If any Designated Senior Debt of a Guarantor is outstanding, such Guarantor shall not make a payment on its Guarantee until five Business Days after the Representatives of all the issues of Designated Senior Debt of such Guarantor receive notice of such acceleration and, thereafter, shall be entitled to pay the Notes only if this Article 4 otherwise permits payment at that time.

SECTION 4.06. Subrogation.

After all Senior Debt of a Guarantor is paid in full and until the Additional 2018 Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article 4 to holders of such Senior Debt that otherwise would have been made to Holders of Additional 2018 Notes is not, as between the relevant Guarantors and Holders of Additional 2018 Notes, a payment by such Guarantor on such Senior Debt.

SECTION 4.07. Relative Rights.

This Article 4 defines the relative rights of Holders of Additional 2018 Notes and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

(a) impair, as between a Guarantor and Holders of Additional 2018 Notes, the obligation of the such Guarantor, which is absolute and unconditional, to pay its Guarantee to the extent set forth in Article 11 of the First Supplemental Indenture; or

(b) affect the relative rights of Holders of Additional 2018 Notes and creditors of the Guarantors other than their rights in relation to holders of Senior Debt; or

(c) prevent the Trustee or any Holder of Additional 2018 Notes from exercising its available remedies upon an Event of Default by such Guarantor under its Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Holders of Additional 2018 Notes.

SECTION 4.08. Subordination May Not Be Impaired by Guarantor.

No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or any Holder of Additional 2018 Notes or by its failure to comply with the Indenture.

SECTION 4.09. Rights of Trustee and Paying Agents.

Notwithstanding anything in this Article 4, the Trustee or any Paying Agent may continue to make payments on any Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments to or by the Trustee unless and until, not less than two Business Days prior to the date of such payment, a Responsible Officer receives written notice satisfactory to it that payments may not be made under this Article 4. The Company, the relevant Guarantor, the Registrar, the applicable Paying Agent, a Representative or a holder of Senior Debt of any Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of any Guarantor has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee. The Paying Agents may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 4 with respect to any Senior Debt of any Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article VI of the Base Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 4 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Base Indenture.

SECTION 4.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 4.11. Article 4 Not to Prevent Events of Default or Limit Right to Demand Payment.

The failure to make any payment to a Guarantee by reason of any provision in this Article 4 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 4 shall have any effect on the right of the Holders of Additional 2018 Notes or the Trustee to make a demand for payment on any Guarantor pursuant to its Guarantee.

SECTION 4.12. Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article 4, the Trustee and the Holders of Additional 2018 Notes shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.02 are pending, (b) upon a certificate of the liquidating trustee or Agent or other Person making such payment or distribution to the Trustee or to the Holders of Additional 2018 Notes or (c) upon a certificate of the Representative of the holders of Senior Debt of any Guarantor or, if there is no Representative, the holders of Senior Debt of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 4, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of 602 of the Base Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 4.

SECTION 4.13. Trustee to Effectuate Subordination.

Each Holder of Additional 2018 Notes by accepting an Additional 2018 Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Additional 2018 Notes and the holders of Senior Debt of any Guarantor as provided in this Article 4 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 4.14. Trustee Not Fiduciary for Holders of Senior Debt of Guarantor.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Additional 2018 Notes or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 4 or otherwise.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Application of Second Supplemental Indenture.

Except as provided herein, each and every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes and not to any other series of Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Second Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 5.02. Effective Date of Second Supplemental Indenture.

This Second Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

SECTION 5.03. Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

CENTRAL GARDEN & PET COMPANY,

By:	/s/ Lori A. Varlas
Name: Lori A. Varlas
Title: Senior Vice President, Chief Financial Officer and Secretary

GUARANTORS:

ALL-GLASS AQUARIUM CO., INC.
B2E BIOTECH, LLC
B2E CORPORATION
CEDAR WORKS, LLC
FARNAM COMPANIES, INC.
FOUR PAWS PRODUCTS, LTD.
GRANT LABORATORIES, INC.
GRO TEC, INC.
GULFSTREAM HOME & GARDEN, INC.
INTERPET USA, LLC
KAYTEE PRODUCTS INCORPORATED
MATSON, LLC
MATTHEWS REDWOOD AND NURSERY SUPPLY, INC.
NEW ENGLAND POTTERY, LLC
PENNINGTON SEED, INC.
PENNINGTON SEED, INC. OF NEBRASKA
PETS INTERNATIONAL, LTD.
SEEDS WEST, INC.
T.F.H. PUBLICATIONS, INC.
WELLMARK INTERNATIONAL

By:	/s/ Lori A. Varlas
Name: Lori A. Varlas
Title: Authorized Officer

Signature page to Second Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

Signature page to Second Supplemental Indenture

EXHIBIT A

FORM OF ADDITIONAL SECURITIES ISSUED AS PART OF THE

8 1/4% SENIOR SUBORDINATED NOTES DUE 2018

[FACE OF NOTE]

[Global Notes Legend]

THIS GLOBAL NOTE IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 311 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT

OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

No. R- [ ]	Principal Amount: $50,000,000
CUSIP No: 153527 AH9

8 1/4% Senior Subordinated Notes due 2018

Central Garden & Pet Company, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) on March 1, 2018.

Interest Payment Dates: March 1 and September 1, commencing March 1, 2012.

Record Dates: February 15 and August 15.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS THEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: February 13, 2012	CENTRAL GARDEN & PET COMPANY

By:
		Name:	Lori A. Varlas
		Title:	Senior Vice President, Chief Financial Officer and Secretary

Signature Page to the Global Note

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

WELLS FARGO BANK, NATIONAL

ASSOCIATION,

as Trustee, certifies that this is one of the Global

Notes referred to in the within-mentioned

Indenture.

By:
Authorized Signatory

Signature Page to the Global Note

REVERSE SIDE OF GLOBAL NOTE

8 1/4% Senior Subordinated Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the First Supplemental Indenture referred to below unless otherwise indicated or, if not defined in the First Supplemental Indenture, the Base Indenture referred to below.

1. Interest

[(a)] Central Garden & Pet Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest on this Note semi-annually in arrears on March 1 and September 1 of each year, or, if such date is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing March 1, 2012. Interest on this Note will accrue from September 1, 2011. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate that is 1% per annum in excess of the rate then in effect. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

[(b) Special Interest. The holder of this Note is entitled to the benefits under the terms of a Registration Rights Agreement, dated as of February 13, 2012, among the Company, the Guarantors and the Initial Purchasers named therein.]1

2. Method of Payment

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or Minneapolis, Minnesota, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its judgment), to the Company or the Principal Paying Agent. Such payment shall be in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts.

1	Not applicable to Exchange Notes.

3. Paying Agent and Registrar

Wells Fargo Bank, National Association (the “Trustee”), acts as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued this Note under an Indenture dated as of March 8, 2010 (the “Base Indenture”), between the Company and the Trustee as supplemented by that First Supplemental Indenture dated as of March 8, 2010 (the “First Supplemental Indenture”) and the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of February 13, 2012, among the Company, the Guarantors and the Trustee. The Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are collectively referred to herein as the “Indenture”. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note is an Additional Note issued under the Second Supplemental Indenture and pursuant to the Base Indenture and the First Supplemental Indenture and constitutes part of a series of Securities designated as the “8 1/4% Senior Subordinated Notes due 2018” (the “Notes”) established by the Company pursuant to the Base Indenture and the First Supplemental Indenture. The Company issued Notes in an aggregate principal amount of $400,000,000 on March 8, 2010 (the “Initial Notes”). As a result of the further issuance of $50,000,000 aggregate principal amount of Additional Notes, the issued amount of Notes now totals $450,000,000.

The Company is entitled, subject to its compliance with Section 4.07 of the First Supplemental Indenture, to issue Additional Notes pursuant to Section 2.05 of the First Supplemental Indenture. The Initial Notes, the Additional Notes issued on the date hereof and any Additional Notes, if any, issued in the future will be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

At any time prior to March 1, 2014, the Company may redeem all or a part of the Notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after March 1, 2014, the Company shall be entitled at its option to redeem all or a portion of the Notes at the redemption prices set forth below (expressed in percentages of principal amount on the Redemption Date) plus accrued interest to, but not including, the Redemption Date, if redeemed during the 12-month period commencing on March 1 of the years set forth below:

Year	Redemption Price
2014	104.125%
2015	102.063%
2016 and thereafter	100.00%

In addition, prior to March 1, 2013, the Company shall be entitled at its option on one or more occasions to redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued (which includes the Additional Notes, if any) at a redemption price (expressed, as a percentage of principal amount) of 108.25%, plus accrued and unpaid interest to, but not including, the Redemption Date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the closing of the related Equity Offering.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at each such Holder’s registered address.

7. Repurchase at Option of Holder

If a Change of Control occurs, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described in the Indenture (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to the Trustee and each Holder, which notice shall govern the terms of the Change of Control Offer and shall be in compliance with the Indenture. Holders electing to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase”

on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the change of control Payment Date.

If the Company or a Restricted Subsidiary consummates any Asset Sales, under certain circumstances the Company is required to commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 4.08 of the Indenture. The Asset Sale Offer may also be made to holders of other Indebtedness of the Company or a Restricted Subsidiary ranking pari passu with the Notes requiring the making of such an offer (“Pari Passu Debt”). Pursuant to the Asset Sale Offer, the Company shall offer to purchase on a date not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders and holders of any other Pari Passu Debt of the Company or a Restricted Subsidiary, on a pro rata basis, the maximum amount of Notes and such other Pari Passu Debt that may be purchased with the Asset Sale Offer Amount at a price equal to 100% of their principal amount in accordance with the procedures (including pro-rating in the event of over-subscription and calculation of the principal amount of notes denominated in different currencies) set forth in the Indenture, plus accrued and unpaid interest thereon, if any, to the date of purchase (or, in respect of such other Pari Passu Debt, such lesser price, if any, as may be provided for by the terms of such Pari Passu Debt in accordance with the procedures (including pro-rating in the event of over-subscription and calculation of the principal amount of Notes denominated in different currencies) set forth in the Indenture). If the aggregate principal amount of Notes or such other Pari Passu Debt surrendered by holders thereof exceeds the amount of Asset Sale Offer Amount, the Notes will be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 principal and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

9. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. government securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver

Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the First Supplemental Indenture or Exhibit A to the First Supplemental Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11 of the First Supplemental Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes, to remove a Guarantor, which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, to make appropriate provision in connection with the appointment of a successor trustee, or to conform the text of the Indenture, the Guarantees or the Notes to any provision in the Description of Notes contained in the final offering document relating to the original offering of the Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision in the Indenture, the Guarantees or the Notes.

12. Defaults and Remedies

Events of Default include: (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment is prohibited by Article 10 or Article 12 of the First Supplemental Indenture); (ii) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Asset Sale Offer on the

date specified for such payment in the applicable offer to purchase) (whether or not such payment is prohibited by Article 10 or Article 12 of the First Supplemental Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 of the First Supplemental Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than the failure by a Securitization Entity to pay Indebtedness owed to the Company or a Restricted Subsidiary of the Company) or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $30.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $30.0 million (to the extent not covered by independent third party insurance as to which the insurer does not dispute the coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) except as permitted by the Indenture, any Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (vii) certain events of bankruptcy, as set forth in the Indenture, with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal and all accrued interest on all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same (i) shall become immediately due and payable and (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Trust Indenture Act. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Guarantee

The full and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors.

14. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No Recourse Against Others

Any past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantors or the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. Subordination

Payment of principal, interest and premium on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the First Supplemental Indenture.

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600

Walnut Creek, California 94597

Attention: Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc.sec. or tax I.D. no.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

Sign exactly as your name appears on the face of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company or any subsidiary thereof; or

(2)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐ pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

(6)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.11 of the First Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 or 4.11 of the First Supplemental Indenture, state the amount in principal amount:

$            .

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) party hereto, jointly and severally, unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as March 8, 2010 (the “Base Indenture”), between Central Garden & Pet Company, as issuer (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by that First Supplemental Indenture dated as of March 8, 2010 (the “First Supplemental Indenture”) and that Second Supplemental Indenture, dated as of February 13, 2012 (the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), among the Company, the Guarantors from time to time party thereto and the Trustee, (a) the full and punctual payment of the principal of and interest on the Additional 2018 Notes when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Additional 2018 Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Additional 2018 Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of each Guarantor to the Holders of Additional 2018 Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture (including Article 3 and Article 4 of the Second Supplemental Indenture and Article XVI of the Base Indenture) and reference is hereby made thereto for the precise terms of the Guarantee. Each Holder of an Additional 2018 Note, by accepting the same agrees to and shall be bound by such provisions. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 8.06 of the First Supplemental Indenture and Section 3.02 of the Second Supplemental Indenture. Without limiting the foregoing, payment of this Guarantee is subordinated to the prior payment of Senior Debt on the terms provided in the Second Supplemental Indenture.

Capitalized terms used herein and not defined are used herein as so defined in the Second Supplemental Indenture and if not defined therein, in the First Supplemental Indenture or the Base Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the     day of February 2012.

[GUARANTOR]

By:
Name:
Title:

Signature Page to the Guarantee

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EXHIBIT C

Form of

Transferee Letter of Representation

Central Garden & Pet Company

In care of

Wells Fargo Bank, National Association, as Trustee

707 Wilshire Boulevard

Los Angeles, CA 90017

Facsimile: (213) 614-3355

Attention of: Corporate Trust Department

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the [8-1/4% Senior Notes Subordinated Notes due 2018] [CUSIP Number](the “Notes”) of CENTRAL GARDEN & PET COMPANY (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor,” and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is [one] year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared

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effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

By:

Dated: Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

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